                                     [LOGO]

To our Stockholders:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Interim Services Inc.

    As shown in the formal notice enclosed, the meeting will be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 7, 1998 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the meeting, in addition to acting on the matters described in the Proxy Statement, we will present a current report on the activities of the Company. Stockholders will have an opportunity at that time to comment on or to inquire about the affairs of the Company that may be of interest to stockholders generally. If you will need special assistance at the meeting because of a disability, please contact Ms. Weatherly Treese.

    We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided.

    Thank you for your support.

                                          Sincerely,
                                          Raymond Marcy
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                             INTERIM SERVICES INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                                   TO BE HELD
                             THURSDAY, MAY 7, 1998
                                 10:00 A.M. EDT

    The Annual Meeting of Stockholders of INTERIM SERVICES INC. will be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 7, 1998 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. The meeting will be held for the following purposes:

    1. To elect two directors to hold office for three years and until their successors are elected and shall have qualified.

    2. To ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal period ending December 25, 1998.

    3. To approve the proposed Amendment of Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock.

    4.  To approve the Company's 1998 Stock Incentive Plan.

    5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on March 17, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          John B. Smith, SECRETARY

Fort Lauderdale, Florida
March 24, 1998

                                 --IMPORTANT--
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                             INTERIM SERVICES INC.

                                ----------------

                                PROXY STATEMENT
                   SOLICITATION OF PROXIES FOR ANNUAL MEETING
                             ---------------------

    This Proxy Statement is furnished by the Board of Directors of Interim Services Inc. (the "Company") to help you exercise your voting rights at the 1998 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 7, 1998, at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, (954) 938-7600, or at any adjournments thereof (the "Annual Meeting"). The accompanying Proxy Card represents your holdings of the Company's Common Stock, par value $.01 per share ("Common Stock"), and is being solicited by the Board of Directors.

                          INFORMATION FOR STOCKHOLDERS
                          REGARDING PROXIES AND VOTING

    If you are a stockholder of the Company, you can be represented at the Annual Meeting and have your shares voted as you direct by means of the enclosed Proxy Card. The affirmative vote of the holders of a majority of all outstanding shares entitled to vote and present in person or represented by proxy at the Annual Meeting is required for the adoption of all matters listed in this Proxy Statement and coming before the meeting. The proxy holders, Roy G. Krause and John B. Smith, will vote all shares of the Company's stock represented by Proxy Cards that are properly signed and returned by stockholders. Your shares will be voted by the proxy holders as you have directed. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted as recommended by the Board of Directors. The Proxy Card also authorizes the proxy holders to vote the shares represented on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Annual Meeting.

    The total number of shares of stock of the Company outstanding and eligible
to vote at the Annual Meeting is       consisting of Common Stock, par value
$.01 per share. Each share of the Company's Common Stock entitles the holder to one vote with respect to all matters to come before the Meeting, and all of such shares vote as a single class. Only stockholders of record at the close of business on March 17, 1998, are entitled to notice of, and to vote at, the Annual Meeting. The election inspectors appointed for the Annual Meeting will tabulate all votes cast in person or by proxy and will determine whether or not a quorum is present. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve each matter presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Solicitation of the proxies will be made by Corporate Investors Communications, Inc. ("CIC") who will engage approximately two of their employees to solicit stockholders. The anticipated cost of the solicitation is $9,500. In addition, solicitation of the proxies may be made by certain directors, officers and employees of the Company who may do so by telephone, telegram, mail or personal contact. Arrangements have been made with brokers, nominees and fiduciaries to send proxies and proxy material at the

Company's expense to their principals. This Proxy Statement is first being mailed on or about March 24, 1998 to stockholders of record as of March 17, 1998.

    The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Annual Meeting. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company. If you attend the Annual Meeting and wish to vote, your ballot at the Annual Meeting will cancel any proxy that you have previously given.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table shows the amount and nature of "beneficial ownership" of the 39,923,262 shares of Common Stock of the Company, as of March 1, 1998, by each person known by the Company to be the "beneficial owner" of more than five percent of such Common Stock, by each present director and nominee for director of the Company, by the Named Officers in the Summary Compensation Table, and by all the continuing directors, nominees to the Board of Directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Company's Common Stock are based upon responses to Company inquiries which cited Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                               SHARES OF COMMON
                                                                                     STOCK
NAME OF BENEFICIAL OWNER                                                         BENEFICIALLY      PERCENT OF CLASS
(AND ADDRESS IF BENEFICIAL OWNERSHIP EXCEEDS 5%)                                   OWNED (1)       IF MORE THAN 1%
-----------------------------------------------------------------------------  -----------------  ------------------
Putnam Investments, Inc. (2) ................................................      5,159,258               13 %
  One Post Office Square
  Boston, MA 02109

T. Rowe Price Associates, Inc. (3) ..........................................      3,330,632                8.4%
  100 East Pratt Street
  Baltimore, MD 21202

Massachusetts Financial Services Company (4) ................................      2,419,864                6.1%
  500 Boylston Street
  Boston, MA 02116

Raymond Marcy (5)............................................................        261,200               --

Robert E. Livonius (6).......................................................        105,882               --

Gary Peck (7)................................................................         69,232               --

Roy G. Krause (8)............................................................         62,964               --

Jerome B. Grossman (9).......................................................         27,556               --

William F. Evans (10)........................................................         27,556               --

J. Ian Morrison (11).........................................................         26,174               --

Steven S. Elbaum (12)........................................................         25,906               --

Cinda A. Hallman (13)........................................................         21,556               --

A. Michael Victory (14)......................................................         13,556               --

                                                                               SHARES OF COMMON
                                                                                     STOCK
NAME OF BENEFICIAL OWNER                                                         BENEFICIALLY      PERCENT OF CLASS
(AND ADDRESS IF BENEFICIAL OWNERSHIP EXCEEDS 5%)                                   OWNED (1)       IF MORE THAN 1%
-----------------------------------------------------------------------------  -----------------  ------------------
Robert J. Evans (15).........................................................          9,908               --

Directors and Executive Officers as a group (17 persons) (16)................        770,711                1.9%

------------------------

(1) Unless otherwise indicated in the notes to this Table, the stockholders listed in the Table have sole voting and dispositive power with respect to shares beneficially owned by them.

(2) Based on Schedule 13G dated January 16, 1998, and filed with the Securities and Exchange Commission, Putnam Investments, Inc., and certain of its subsidiaries including Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., are considered "beneficial owners" in the aggregate of 5,159,258, or 13% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Neither Putnam Investments, Inc. nor its subsidiaries report sole voting power or sole dispositive power over such shares. Putnam Investments, Inc. has shared dispositive power with the Putnam Advisory Company, Inc. as to 163,100 shares, and with Putnam Investment Management, Inc. as to 4,996,158 shares. Putnam Investments, Inc. has shared voting power with the Putnam Advisory Company, Inc. as to 97,800 of such shares.

(3) Based on Schedule 13G dated February 12, 1998, and filed with the Securities and Exchange Commission, T. Rowe Price Associates, Inc. is considered a "beneficial owner" in the aggregate of 3,330,632, or 8.4% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment manager for certain of its advisory clients. T. Rowe Price Associates, Inc. asserts sole voting power as to 326,200 of those shares and sole dispositive power with respect to all such shares.

(4) Based on Schedule 13G dated February 12, 1998, and filed with the Securities and Exchange Commission, Massachusetts Financial Services Company is considered a "beneficial owner" in the aggregate of 2,419,864, or 6.1% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment manager for certain of its advisory clients. Massachusetts Financial Services Company asserts sole voting power with respect to 2,377,364 of such shares and sole dispositive power with respect to all such shares.

(5) Includes 156,664 shares of Common Stock deemed to be beneficially owned by Mr. Marcy by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(6) Includes 71,332 shares of Common Stock deemed to be beneficially owned by Mr. Livonius by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(7) Includes 63,932 shares of Common Stock deemed to be beneficially owned by Mr. Peck by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(8) Includes 37,964 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(9) Includes 20,000 shares of Common Stock deemed to be beneficially owned by Mr. Grossman by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(10) Includes 20,000 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(11) Includes 20,000 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(12) Includes 10,560 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(13) Includes 16,000 shares of Common Stock deemed to be beneficially owned by Ms. Hallman by reason of her right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to her pursuant to the 1997 Plan and its predecessor plan.

(14) Includes 8,000 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(15) Includes 9,908 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to him pursuant to the 1997 Plan and its predecessor plan.

(16) Includes an aggregate of 533,302 shares of Common Stock deemed to be beneficially owned by Directors and Officers of the Company by reason of their right to acquire such shares within 60 days after March 1, 1998 through the exercise of stock options granted to them pursuant to the 1997 Plan and its predecessor plan.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or by a majority of the whole Board. The Certificate of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of stockholders. Directors elected at an annual meeting of stockholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election.

    At the annual meeting of stockholders to be held on May 7, 1998, two Class II directors will be elected to hold office for three years and until their successors are elected and shall have qualified. Steven S. Elbaum and Jerome B. Grossman have been nominated for election as Class II directors of the Company and both of them are currently Class II directors of the Company. The Company has adopted a retirement policy whereby directors may not stand for re-election after the end of the term during which they attain 70 years of age. This policy, however, has been waived by the Board of Directors for Jerome B. Grossman, a current Class II director, who has been a director of the Company for approximately 20 years and who has great insight and knowledge of the Company. Upon the sale of the Company's Healthcare Division in September 1997, Allan C. Sorensen resigned his position as Chairman of the Board and a Class II Director of the Company as a result of the Company's divestiture of its Healthcare Division. The Nominating Committee has commenced a search for a new outside director to fill Mr. Sorensen's vacancy as a Director and continues its search for a new outside director to fill the Class I director vacancy which arose upon the retirement of former director Harold Toppel in May 1997. The persons nominated to fill the vacant seats in Class I and Class II will be selected by a majority vote of the Board of Directors. The shares voted by the proxies will be voted for the election of Mr. Elbaum and Mr. Grossman unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

NAME AND AGE                                                        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                                                              ---------------------------------------------------
                                                                             NOMINEES FOR CLASS II
                                                                            (TERM EXPIRING IN 2001)

Steven S. Elbaum (49).......................................  Director of the Company since May 1996. Director of
                                                              Brandon Systems Corp. from January 1987 until May
                                                              1996. Chairman of the Board and Chief Executive
                                                              Officer of The Alpine Group, Inc., a diversified
                                                              public holding company, since June 1984. Chairman
                                                              and Chief Executive Officer of Superior Telecom,
                                                              Inc., a wire and cable telecommunications company,
                                                              since October 1996.

Jerome B. Grossman (78).....................................  Director of the Company since August 1978.
                                                              Executive Vice President and Chief Operating
                                                              Officer of H&R Block, Inc. from May 1971 to August
                                                              1989 and Vice Chairman of the Board until he
                                                              retired in July 1992. Director of H&R Block, Inc.
                                                              from September 1973 until September l992, at which
                                                              time he was elected Vice Chairman Emeritus.

                                                                        CONTINUING DIRECTORS CLASS III
                                                                            (TERM EXPIRING IN 1999)

Raymond Marcy (47)..........................................  Chairman of the Company since September 1997.
                                                              Director of the Company since November 1989. Chief
                                                              Executive Officer of the Company since September
                                                              1991. President since November 1989. Chief
                                                              Operating Officer from November 1989 until
                                                              September 1991.

J. Ian Morrison (45)........................................  Director of the Company since August 1993.
                                                              Consultant and Senior Fellow of the Institute for
                                                              the Future (IFTF), a non-profit research and
                                                              consulting firm, since August 1996. President from
                                                              May 1990 until August 1996.

A. Michael Victory (63).....................................  Director of the Company since August 1980.
                                                              President of AMEC Capital, Inc. since January 1993.
                                                              Prior to that, and for more than five years,
                                                              general partner in Cumberland Investment Group.

NAME AND AGE                                                        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                                                              ---------------------------------------------------
                                                                         CONTINUING DIRECTORS--CLASS I
                                                                            (TERM EXPIRING IN 2000)

William F. Evans (50).......................................  Director of the Company since August 1993.
                                                              Executive Vice President, ProSource, Inc., a food
                                                              service distribution company, since July 1995.
                                                              Consultant to H & R Block from November 1994
                                                              through June 1995. Senior Vice President, Corporate
                                                              Operations, of H&R Block, Inc., from August 1992
                                                              through October 1994. Executive Vice President and
                                                              Chief Financial Officer of Dun & Bradstreet
                                                              Software Services, Inc., Atlanta, Georgia, from
                                                              January 1990 through July 1992.

Cinda A. Hallman (53).......................................  Director of the Company since February 1995. Global
                                                              Vice President Integrated Processes and Systems of
                                                              E. I. DuPont de Nemours & Co. ("DuPont") since
                                                              August 1997. Vice President, Information Systems
                                                              and Chief Information Officer of DuPont from
                                                              November 1991 to August 1997. Trustee of the
                                                              Medical Center of Delaware. Board Chair of the
                                                              United Way of Delaware.

DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS

    Non-employee directors receive an annual retainer, which is in the form of shares of the Company's Common Stock. The number of shares of Common Stock payable as the annual retainer is determined by dividing the annual retainer, which has been raised effective July 1, 1998 from $17,500 to $25,000, by the closing price of the Company's Common Stock on the date of the annual meeting of stockholders. The annual retainer fee is determined as of the date of the annual meeting of stockholders and is effective on the following July 1 of each year. For 1998 and future years this annual retainer shall be awarded pursuant to the Company's 1998 Stock Incentive Plan, subject to the stockholders' approval of the plan, and may be paid in either shares of Common Stock (the payment of which may be deferred) or stock options. Additionally, non-employee directors are entitled to a fee of $2,000 for attending each Board meeting and $1,500 for attending each Committee meeting, each payable in cash. Non-employee directors are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company.

    On May 22, 1997 the stockholders approved the 1997 Long Term Compensation and Outside Director Stock Option plan (the "1997 Plan"). In applicable part, the 1997 Plan (and its predecessor plan) prescribes that each non-employee director shall receive an annual stock option of 4,000 shares of the Company's $.01 par value Common Stock at an exercise price equal to the closing price of such stock on the date of grant (April 30), which first becomes exercisable one year from the date of grant. Under the Company's 1998 Stock Incentive Plan, subject to stockholder approval of the plan, the annual stock option grant of 4,000 shares to each non-employee director will continue and such grant will be made on the date of the Annual Meeting of Stockholders. Outside director stock options of 4,000 shares each were granted on April 30, 1995 at an exercise price of $14.4375 per share and became fully exercisable on April 30, 1996. Outside director stock options of 4,000 shares each were granted on April 30, 1996 at an exercise price of $21.6875 per share and became fully exercisable on April 30, 1997. Outside director stock options of 4,000 shares each were granted on April 30, 1997 at an exercise price of 19.375 per share and will become fully exercisable on April 30, 1998. In a separate grant of options unrelated to the Director Plan, stock options of 8,000 shares each, plus an additional 4,000 shares in the case of Mr. Evans who had previously waived his right to receive an earlier 1994 grant under the Director Plan, were granted on May 11, 1995 at an exercise price of $12.00, with 50% exercisable on May 11, 1996 and the remainder exercisable on May 11, 1997. The information in this paragraph has been adjusted for the two-for-one stock split that was effective in September 1997 and it should be noted that options granted prior to April 30, 1997 were granted under a predecessor plan.

    The standing committees of the Board include: The Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, and the Nominating Committee.

    The Audit Committee, whose members are William F. Evans (Chairperson), Jerome B. Grossman, and A. Michael Victory held three meetings during the twelve months ended December 26, 1997. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; and reviewing the scope of the annual audit and related matters. Also, the Audit Committee receives periodic reports from the Company's internal auditor.

    The Compensation Committee, whose members are Cinda A. Hallman (Chairperson), Steven S. Elbaum and J. Ian Morrison, held five meetings during the twelve months ended December 26, 1997. The functions of the committee primarily include presenting recommendations to the Board of Directors on the compensation of the Chief Executive Officer and approving the compensation program for certain of the Company's other executive officers after receiving recommendations from the Chief Executive Officer. Duties also include determining executive salaries, setting the performance criteria for annual bonuses, determining their awards under the annual incentive programs and administering the Company's 1997 Long-Term Compensation and Outside Director Stock Option Plan. The Compensation Committee also determines the amount and terms of all stock options awarded to employees of the Company.

    The Corporate Governance Committee was established at the meeting of the Board of Directors on November 13, 1997, consists of all of the outside Directors and is chaired by Mr. Grossman. The Committee is to meet at least once each year to review the performance of the Chief Executive Officer and to consider issues of corporate governance. The committee held no meetings in 1997.

    The Executive Committee, whose members are Raymond Marcy (Chairperson), William F. Evans, Jerome B. Grossman, and A. Michael Victory, held nine meetings during the twelve months ended December 26, 1997. The primary function of the Executive Committee is to control and manage, during intervals between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

    The Nominating Committee, whose members are J. Ian Morrison (Chairperson), Raymond Marcy and A. Michael Victory, held two meetings during the twelve months ended December 26, 1997. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company. The Nominating Committee will consider nominees recommended by stockholders (see section below entitled "STOCKHOLDER PROPOSALS").

    The Board of Directors met ten times during the twelve months ended December 26, 1997. There were a total of twenty-nine meetings of the Board and its committees. All directors attended more than seventy-five percent of the meetings of the Board and the committees on which they served during the past year.

                             EXECUTIVE COMPENSATION

    The annual and long-term compensation of Raymond Marcy, the Company's Chief Executive Officer and certain other highly compensated executive officers for whom such information must be disclosed (the "Named Officers") for the twelve months ended December 26, 1997, is shown in the tables that follow and discussed in a report from the Compensation Committee of the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                        ANNUAL COMPENSATION                AWARDS (2)
                                           ---------------------------------------------  -------------
                                                                        OTHER ANNUAL      INTERIM STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)    BONUS ($)    COMPENSATION $(1)   OPTIONS #(3)   COMPENSATION ($)
                                ---------  -----------  -----------  -------------------  -------------  -----------------
Raymond Marcy ................       1997   $ 536,538    $ 402,325(4)      $  10,853          100,000      $  27,219(5)
 Chairman, President and             1996     487,884      186,985            7,318            80,000          1,573
 Chief Executive Officer             1995     444,231      268,777            4,463            70,000          1,626

Robert E. Livonius ...........       1997   $ 270,621    $ 142,510(6)      $   5,498           50,000      $   1,566(7)
 Executive Vice                      1996     250,903       95,912            3,763            40,000          1,546
 President and Chief                 1995     231,153      106,887            2,461            35,000          1,483
 Operating Officer

Roy G. Krause (7) ............       1997   $ 254,618    $ 130,899(8)      $   5,122           50,000      $  53,137(10)
 Executive Vice                      1996     218,850       86,863            3,283            40,000         71,220
 President and                       1995      48,654       22,945              531               -0-          4,830
 Chief Financial Officer

Gary Peck ....................       1997   $ 246,577    $ 108,664        $   5,230            40,000      $     932(7)
 President, Commercial               1996     238,502      102,069            5,701            20,000            875
 Staffing Group                      1995     247,101       95,405            2,906            20,000            864

Robert J. Evans(10) ..........       1997   $ 215,846    $  95,184        $   2,390            15,000      $  60,901(12)
 Vice President                      1996     131,654       65,691              -0-            20,000         10,161
 and Chief Information               1995         N/A          N/A              N/A               N/A            N/A
 Officer

------------------------------

(1) For 1997, consists of matching contributions paid by the Company on behalf of its executives to the Interim Deferred Compensation Plan ("IDCP").

(2) There were no Restricted Stock Awards, Stock Appreciation Rights or Long-Term Incentive Plan Payouts to the listed individuals during 1995, 1996 or 1997.

(3) Incentive stock options and non-qualified stock options were granted under the Company's 1993 Long-Term Executive Compensation Plan at an exercise price equal to the fair market value of the Company's Common Stock on February 9, 1995, January 31, 1996, and February 5, 1997, the dates of grant. These options have ten-year terms (except for those options granted in 1996 to Messrs. Krause, Livonius and Marcy, which have five-year terms) and become exercisable over a three-year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant. All options have been restated for the September, 1997 stock split.

(4) Pursuant to the Company's bonus plan for its executives, this includes a mandatory deferred amount of $99,825, which is deferred over a three-year period.

(5) Includes $1,566 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive; and $25,653 reimbursement of loan interest expense related to purchase of stock to meet stock ownership goals.

(6) Pursuant to the Company's bonus plan for its executives, this includes a payment of $4,786, which amount was a previously deferred portion of Mr. Livonius' 1995 bonus.

(7) Includes the imputed economic value of a death benefit provided by the company for life insurance purchased by the Executive.

(8) Mr. Krause joined the Company in October, 1995.

(9) Pursuant to the Company's bonus plan for its executives, this includes a payment of $1,159, which amount was a previously deferred portion of Mr. Krause's 1995 bonus.

(10) Includes $2,541 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive; and $50,596 as moving expenses paid by the Company.

(11) Mr. Evans joined the Company in May, 1996.

(12) Includes $2,197 as the imputed economic value of a death benefit provided by the Company for life insurance for the Executive; and $58,704 as moving expenses paid by the Company.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 26, 1997

                                                        INDIVIDUAL GRANTS
                                                  ------------------------------
                                                   NUMBER OF
                                                  SECURITIES
                                                  UNDERLYING      % OF TOTAL
                                                    OPTIONS     OPTIONS GRANTED    EXERCISE                 GRANT DATE
                                                    GRANTED     TO EMPLOYEES IN      PRICE     EXPIRATION      VALUE
NAME                                                (#)(1)        FISCAL YEAR       ($/SH)        DATE        ($)(2)
                                                  -----------  -----------------  -----------  -----------  -----------
Raymond Marcy...................................     100,000            6.1%          18.625       2/5/07      399,636
Robert E. Livonius..............................      50,000            3.1%          18.625       2/5/07      199,819
Roy G. Krause...................................      50,000            3.1%          18.625       2/5/07      199,189
Gary Peck (3)...................................      30,000            1.8%          18.625       2/5/07      119,890
                                                      10,000            0.6%           22.66       8/1/07       48,636
Robert J. Evans.................................      20,000            1.2%          18.625       2/5/07       79,929

------------------------

(1) See Note (3) to the Summary Compensation Table for a description of the terms and other information regarding these options.

(2) The dollar amounts under this column are the result of calculations utilizing the Black-Scholes option pricing model. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were 0.30, 5.88, 0.00, and 2.00 respectively.

(3) Mr. Peck received two separate option grants in the fiscal year ended December 26, 1997.

    The following table sets forth information with respect to the Named Officers concerning the exercise of options during the fiscal year ended December 26, 1997, and unexercised options held as of the end of that year.

              AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 26, 1997 AND THAT YEAR'S END OPTION VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                    SHARES         VALUE      OPTIONS AT YEAR END (#)         YEAR END ($)(1)
                                  ACQUIRED ON    REALIZED    --------------------------  -------------------------
NAME                             EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
                                 -------------  -----------  -----------  -------------  ----------  -------------
Raymond Marcy .................       12,000       175,500      143,332        176,668    1,695,822     1,136,678
  Chairman, President and
  Chief Executive Officer

Robert E. Livonius ............        3,000        43,875       83,664         88,336    1,018,894       568,357
  Executive Vice
  President and Chief
  Operating Officer

Gary Peck .....................        3,000        33,625       44,598          6,002      544,697       338,040
  President Commercial
  Staffing Group

Roy G. Krause .................        5,368        28,853        7,965         76,667       44,803       431,252
  Executive Vice
  President and Chief
  Financial Officer

Robert J. Evans ...............          -0-           -0-        3,242         26,486       11,955       136,417
  Vice President, Chief
  Information Officer

------------------------

(1) The value realized on the exercise of options and the value of unexercised in-the-money options at year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or year end, respectively. There can be no assurance that the value of "unexercised options" reported above will be realized, and any gains on exercise will depend on the value of the Company's Common Stock on the date of exercise.

EMPLOYMENT CONTRACTS

    Mr. Marcy is employed under an employment contract dated May 1, 1994, entered into in connection with his employment as President and Chief Executive Officer. The term of the contract is for three years and is automatically renewable for one-year terms thereafter unless, not later than six months prior to the end of the term, written notice is given by Mr. Marcy or the Company advising that the term of employment shall not be extended further. Mr. Marcy's compensation arrangement is noted in the Compensation Committee's Report on Executive Compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Mr. Morrison, who served on the Compensation Committee during the twelve months ended December 26, 1997, was a member of the Company's former Health Care Division Advisory Board, and served at the pleasure of the Company without a written contract. Mr. Morrison did not receive any compensation as a result of such membership during any time of the fiscal year ended December 26, 1997 up to and including the sale of the Company's Healthcare Division on September 26, 1997.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors (the "Committee") has prepared the following report on executive compensation. This report describes the Company's current executive compensation program including the underlying philosophy of the program and the criteria on which executive compensation is based. This report also describes the compensation paid to the Company's Chairman and Chief Executive Officer, Raymond Marcy, during the most recent fiscal year.

    The Committee is composed entirely of independent outside directors. Their responsibilities include presenting recommendations to the Board of Directors on the compensation of the Chief Executive Officer and approving the compensation program for certain of the Company's other executive officers, currently consisting of nine executives (including the named officers), after receiving recommendations from the Chief Executive Officer. Specific duties include determining the executive salaries, setting the performance criteria for annual bonuses, determining their awards under the annual incentive program, and administering the Company's 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan. The Committee also reviews total compensation for the top 30 executives.

    The Committee has retained the services of an outside consultant, Frederic
W. Cook & Co., to provide information and advice on executive compensation issues.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program consists of three main elements:

BASE SALARY

    Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.

ANNUAL BONUS

    An opportunity to earn additional cash reward for yearly business success and individual performance.

STOCK OPTIONS

    Grants, which will encourage stock ownership and reward executives for increases in stockholder value. There is strong emphasis on stock option awards as both recruitment and retention vehicles.

    The annual bonus is "at risk" compensation in that it is not payable except to the extent that the Company's business objectives are attained. Similarly, stock options are "at risk" in that their value depends upon success in enhancing stockholder value.

    The compensation program is designed to contribute to the viability and long-term success of the Company by meeting the following objectives:

    - To compensate fairly for financial and strategic success and the enhancement of stockholder value.

    - To attract, retain and motivate experienced and competent managers and professionals who are performance-oriented.

    - To reinforce a commitment to take action, which will contribute to the long-term success of the Company.

    - To encourage the ownership of Interim stock so that management's long-term financial interests are closely linked with success in serving the long-term interests of the Company's stockholders. To this end, in 1997, Interim adopted stock ownership goals for the direct reports of the CEO and select direct reports of the COO and CFO, to include approximately 22 executives. The Company also adopted a discounted stock purchase plan for all employees.

COMPETITIVE STANCE

    In 1997, the Company expanded its comparison groups for senior executives to include other service companies and high growth companies in addition to the temporary service and staffing industry and general industry comparisons previously used. Industry-specific companies are also used for business-unit heads. All of the companies used in the peer group for the total shareholder return graph are included within the temporary service comparison group.

    Interim's policy is to offer salaries which are competitive at the median of companies of similar size within the comparison groups, annual incentive opportunities, which could pay at median levels if pre-set performance goals are met and above-median if the goals are exceeded, and stock option awards, which are highly competitive and at least median over time.

BASE SALARIES

    Base salaries are reviewed annually using competitive compensation information provided by nationally recognized consulting firms. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the rest of the Company.

INCENTIVE COMPENSATION

    The Committee determines the performance measures used in setting the annual incentive targets of the CEO and his direct reports, including the named officers. Incentive compensation is designed to specifically relate executive pay to Company performance. Bonuses under such plans provide financial rewards for achievement of substantive business results and where substantive business results are attained, for the attainment of objectively measured personal performance goals. Bonuses are paid after the end of the fiscal year if the individual remains in the employ of the Company and achieves established performance targets. The bonus incentive requires the attainment of specific earnings per share (EPS) growth targets for the Company's stock. The CEO's bonus is based 100% on EPS growth, while the COO's and the CFO's bonuses are based 75% on EPS growth. Other executives have up to 50% of their bonuses based on EPS. If more than the target bonus is earned, the excess bonus is deferred, is subject to forfeiture, and will be paid out in equal installments over the next three years.

STOCK OPTION AWARDS

    The Committee views stock options as a critical element of the compensation program. Options have been granted broadly in the Company, may be used as a hiring inducement, and are increasingly viewed as a key element in retaining executives important to the future success of the Company. Because the Company has a high proportion of professionals, it expects to utilize an above-average level of stock in its program. In 1997, the Committee carefully reviewed its past grant practices for key executives and decided to make retention awards to a number of key executives, including the CEO, in order to retain them and help them meet their ownership goals in the future. Because these awards are intended to enhance retention, they will vest over four years rather than the three years used for prior awards.

    In this proxy is a proposal for a new stock option plan, which will provide shares for 1999 grants.

STOCK OWNERSHIP

    In 1997, the Committee adopted stock ownership goals for 22 top executives, which range from five times salary for the CEO to two times salary for first level participants. Participants have been offered a favorable financing program whereby the Company reimburses executives for loan interest for the first three years. As of March 1, 1998, the CEO achieved 110% of his goal, the CFO achieved 175%, and the COO achieved 121%. The other 19 executives achieved 42% of their goals. Total stock ownership for this group as of March 1, 1998, is 261,786 shares.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee intends that all compensation paid to Interim executives will be tax-deductible. The Committee has requested shareholder approval where necessary and has established administrative rules for its plans in order to be in compliance with Internal Revenue Code Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1997

    In 1997, the base salary, incentive compensation and stock option awards for the Chief Executive Officer were determined by the Committee based on the principles outlined above. After reviewing a competitive study from its consultants, the Board of Directors adopted the Compensation Committee's recommendation to increase the CEO's salary from $550,000 to $600,000 effective January 1, 1998. His target incentive for 1998 was increased from 55% of salary to 75% of salary. In 1997, the CEO earned a bonus of $402,325 under the bonus incentive plan for executives described above, $99,825 of which was deferred under the terms of the plan. In calendar year 1997, he was granted two stock option awards of 100,000 shares each, one normal annual award and one special retention award. Additional retention stock option grants, including one for 200,000 shares to the CEO, were made to select key executives in January 1998.

    The Employment Agreement of the CEO was effective May 1, 1994 and has a term of three years with provisions for automatic renewals subject to a prior notice not to extend the term. Salary, incentives and stock option awards are to be determined by the Committee. The Employment Agreement also provides for the continuation of the Chief Executive Officer's annual salary for the remaining term of employment and the vesting of outstanding stock options if the Chief Executive Officer's employment is terminated without good cause or as a result of retirement or a change in control. The Committee is currently considering a new employment agreement for implementation in 1998.

BY THE COMPENSATION COMMITTEE:        Cinda A. Hallman, Chairperson
                                          Steven S. Elbaum
                                          J. Ian Morrison

                               PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return on the Company's Common Stock for the period beginning January 27, 1994 (the date of the Company's initial public offering) and ended December 26, 1997, as well as the cumulative total return of the Standard and Poor's 500 stock index and a Peer Group Index, for the same time period. The total cumulative return on investment (change in stock price plus reinvested dividends, if any) for the Company, the Standard and Poor's 500 stock index and the Peer Group Index is based on stock prices as of January 27, 1994, assuming a $100 investment. The Company has not declared any dividends in the period represented in this performance graph.

    The Peer Group Index is comprised of the following publicly traded companies: CDI Corporation; Kelly Services, Inc.; Manpower Inc.; and, Robert Half International, Inc. Please note that since the Company divested itself of its Healthcare Division on September 26, 1997, it no longer includes The Olsten Corporation and Staff Builders, Inc. in the Company's Peer Group Index. Also, due to the acquisition of Uniforce Services, Inc. by another entity, it is no longer included in the Company's Peer Group Index.

    The data for this performance graph was compiled by the Company from Bloomberg Financial Services. The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             INTERIM SERVICES
                   INC.           S&P 500 COMPOSITE    PEER GROUP
1/27/94                 $100.00              $100.00       $100.00
6/24/94                 $118.75               $92.50       $103.79
12/30/94                $123.13               $95.94       $126.55
6/30/95                 $125.00              $113.80       $121.69                                .
12/29/95                $173.75              $128.63       $133.12
6/28/96                 $215.00              $140.09       $183.13
12/27/96                $177.50              $154.74       $167.66
6/27/97                 $222.50              $184.90       $225.73
12/26/97                $258.75              $202.72       $228.86

                            APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

    Deloitte & Touche audited the accounts of the Company for the twelve months ended December 26, 1997. Deloitte & Touche has offices or affiliates convenient to most of the Company's operations in the United States and other countries and is considered to be well qualified. The Board of Directors has appointed such firm as the Company's independent auditors for the fiscal period ending December 25, 1998, and recommends that the stockholders ratify such appointment. Representatives of Deloitte & Touche expect to attend the annual meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

    Proxies solicited by the Board of Directors will be voted for ratification of the appointment of Deloitte & Touche in the absence of instructions to the contrary.

                   APPROVAL OF PROPOSED AMENDMENT TO RESTATED
                    CERTIFICATE OF INCORPORATION TO INCREASE
                       AUTHORIZED SHARES OF COMMON STOCK
                             (ITEM 3 ON PROXY CARD)

    The Board of Directors has determined that it is advisable to amend the Restated Certificate of Incorporation of the Company and has recommended that the stockholders approve an amendment to ARTICLE FOURTH of the Restated Certificate of Incorporation (the "Amendment") to increase the authorized number of shares of Common Stock, par value $0.01 per share, from 50,000,000 to 100,000,000 in order to provide the Company flexibility to meet future needs for unreserved Common Stock. The full text of the Amendment is attached to this Proxy Statement as Exhibit A. The Board has directed that the Amendment be submitted to the stockholders for their consideration.

REASONS FOR THE PROPOSED AMENDMENT

    During the past year, the Company had a two-for-one stock split which had the effect of increasing the Common Stock outstanding by 19,742,789 shares. As
of            , 1998, of the 50,000,000 currently authorized shares of Common
Stock, [            ] were issued and outstanding and approximately
[            ] shares were reserved for issuance under the Company's various stock option plans and other stock related incentive benefit plans. The
remaining [      ] authorized shares of Common Stock available for issuance are not considered adequate for the Company's future possible requirements.

    In light of the 1997 stock split, there are not sufficient authorized but unissued shares of Common Stock to fully fund the Company's existing stockholders rights plan with Common Stock. While the stockholders rights plan could be funded by the Company's authorized Preferred Stock, the Company's Board of Directors believes that it is advisable to increase the number of authorized shares of Common Stock in order to provide the ability to fully fund the stockholders rights plan with Common Stock.

    Additionally, although the Company currently has no specific plans to use the additional authorized shares of Common Stock, the Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide for a reserve of shares available for issuance in connection with possible future actions. Such actions may include, but are not limited to, equity financings, business acquisitions, corporate mergers, establishing strategic relationships with corporate partners, funding employee benefit plans, stock splits or stock dividends, and other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for any such purposes. However, having such additional authorized Common Stock available for issuance would allow the Board of Directors to issue shares of Common Stock in the future without the delay and expense associated with seeking stockholder approval at such time. Elimination of the delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis, as determined by the Board of Directors.

    The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and the future issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increases in the number of outstanding shares of the Company's Common Stock at the time of any such issuances. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of any Preferred Stock which the Company may issue in the future.

POSSIBLE EFFECTS OF THE AMENDMENT

    If the proposed Amendment is approved, there will be a larger number of authorized shares which the Board of Directors may issue without further vote of the stockholders of the Company, except as may be required by applicable laws or under the rules of the New York Stock Exchange (or any national securities exchange on which shares of Common Stock of the Company are then listed). Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock and issuance of such additional shares may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends, if any, and liquidation proceeds available to the holders of currently outstanding stock.

    In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

    Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (by, for example, diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), this proposal to amend the Restated Certificate of Incorporation is not prompted by any specific effort or takeover threat currently perceived by management, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board of Directors is not currently aware of any attempt to takeover or acquire the Company and it does not presently contemplate recommending the adoption of any other amendments to the Restated Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

EFFECTIVE DATE

    If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                   APPROVAL OF THE 1998 STOCK INCENTIVE PLAN
                             (ITEM 4 ON PROXY CARD)

INTRODUCTION

    On March 5, 1998, the Board of Directors approved the 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan is intended to be used in lieu of the 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan, and its predecessor plans (collectively, the "1997 Plan") for future grants. Upon stockholder approval of the 1998 Plan, the 1997 Plan will terminate, except as to any outstanding stock options granted thereunder, and any authorized shares under the 1997 Plan that have not been reserved for outstanding stock options will become available for issuance under the 1998 Plan. For a thorough discussion of the number of shares available under the 1998 Plan, see SHARES SUBJECT TO THE 1998 PLAN, below.

    Since its IPO in 1994, the Company has requested a new share authorization each year for the upcoming year from its stockholders. Another annual request is being made this year with the expectation that a multi-year plan will be prepared and presented to the stockholders at next year's annual meeting.

    The Board of Directors believes that past stock options have been very effective in motivating management to build the Company and its market value, and to increase management's stock ownership in the Company. Options have historically been granted quite broadly and, in 1997, a stock purchase plan was adopted by the stockholders which will help all employees become stockholders of the Company.

    The Board now requires all top officers to own stock, as discussed in the Compensation Committee report, and option grants are necessary to help them meet their goals. Stock options are also increasingly important to the Company in its efforts to attract the kind of talent needed for the future.

    Approval of the 1998 Plan by the stockholders is desired so that some of the options to purchase Common Stock granted under the 1998 Plan (each a "Stock Option") may qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and so that some of the Awards granted under the 1998 Plan may qualify for certain exemptions under
Section 162(m) of the Code. Additionally, approval by the stockholders enables the Company to apply for the listing on the New York Stock Exchange of the shares of Common Stock newly reserved for issuance under the 1998 Plan.

    The Board of Directors of the Company believes that the 1998 Plan and its approval by the stockholders of the Company are in the best interests of the Company. Accordingly, the Board of Directors recommends approval of the 1998 Plan by the stockholders and requests a favorable vote from you on the 1998 Plan.

MATERIAL FEATURES OF THE PLAN

    The following discussion, which summarizes the material features of the 1998 Plan, is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this proxy statement as Exhibit B.

SHARES SUBJECT TO THE 1998 PLAN

    The Company previously has authorized an aggregate of 4,800,000 shares of Common Stock for use under the 1997 Plan (including its predecessor plans). Of these, options for 887,023 shares have been exercised and options for 3,406,869 shares are currently outstanding. The remaining 506,108 shares have not yet been reserved for issuance pursuant to specific option grants or grants of other awards under the 1997 Plan and will be available for grant under the 1998 Plan. In order to make additional awards under the 1998 Plan so that the Company continues to receive the benefits associated therewith, the 1998 Plan authorizes an additional 1,500,000 shares of Common Stock for issuance in accordance with the 1998

Plan's terms. The total number of shares available for issuance under the 1998 Plan shall not exceed 2,006,108 subject to increase due to the anti-dilution provisions of the 1998 Plan and any Non-Issuance or Stock Exercise (as defined below).

    Shares of Common Stock not actually issued pursuant to an Award under the 1998 Plan, or an award under the 1997 Plan or any other stock option or benefit plan of the Company for the benefit of employees or Directors which has been approved by the stockholders of the Company (collectively, with the 1997 Plan, "Other Company Plans"), due to forfeiture, lapse, surrender, payment of withholding taxes or otherwise, shall be available for future Awards under the 1998 Plan. (A non-issuance of Common Stock under any plan other than the 1998 Plan, shall be a "Non-Issuance.") In the event that shares of stock already owned by an optionee are tendered either to exercise a Stock Option, or a stock option granted under any Other Company Plan, or for the payment of withholding taxes under the Plan or any Other Company Plan (collectively, a "Stock Exercise"), the shares of Common Stock so tendered shall be added to the total number of authorized shares under the 1998 Plan.

    Shares of Common Stock to be delivered or purchased under the 1998 Plan may be either authorized but unissued Common Stock or treasury shares. Not more than 200,610 of such shares (subject to the anti-dilution provisions of the 1998
Plan) may be issued in Awards other than Stock Options. Up to 2,006,108 of such shares may be issued or issuable under the 1998 Plan in connection with the exercise of Incentive Stock Options, subject to increases due to either the anti-dilution provisions of the 1998 Plan or any Stock Exercise with respect to Awards or Director Stock Options. The maximum number of shares of Common Stock with respect to which Stock Options and stock appreciation rights may be granted to any Recipient during any three calendar years is 1,000,000 shares.

ELIGIBILITY

    Awards may be granted to (i) employees of the Company and its subsidiaries,
(ii) members of the Boards of Directors of the Company or its subsidiaries,
(iii) persons who have agreed in writing to become an employee of the Company or a subsidiary within thirty (30) days, or (iv) consultants or advisors who have rendered bona fide services to the Company or a subsidiary (not including services in connection with the offer or sale of securities in a capital-raising transactions) (collectively, "Recipients"); provided, that Incentive Stock Options may only be granted to employees of the Company or a subsidiary in which the Company owns, directly or indirectly, stock possessing 50% or greater of the total combined voting power of such subsidiary. Members of the Committee (except for an ex officio member) only may be eligible for grants of Director Stock Options or for Awards which are granted by the Board of Directors.

ADMINISTRATION

    The Plan shall be administered by a Compensation Committee (the "Committee") consisting of not less than two (2) outside directors of the Company each of whom qualifies as an "Outside Director" under Treasury Regulation Section 1.162-27(e)(3) and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors of the Company. The Committee shall have full power and authority to determine which Recipients shall receive Awards, to construe, interpret and administer the 1998 Plan and, to make determinations which shall be final, conclusive and binding upon all persons. The Committee shall impose such conditions upon the grant and exercise of Awards under the 1998 Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations, and from time to time may adopt rules, regulations and policies for carrying out the 1998 Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards. In addition, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant Awards to Recipients who are not subject to
Section 16(a) of the Securities Act of 1934, as amended. Notwithstanding the foregoing, the Board of Directors shall have the authority to determine which Outside Directors shall receive Awards and the terms and conditions of such Awards.

TYPES OF AWARDS

    Awards to Recipients under the 1998 Plan (collectively, "Awards") may include shares of Common Stock, restricted shares of Common Stock ("Restricted Shares"), Stock Options, including Reload Stock Options (but excluding Director Stock Options), stock appreciation rights, and performance shares, performance units and other performance-based compensation ("Target Awards"). The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company it may select as a condition to the receipt of the Award. Not more than 200,610 shares (subject to anti-dilution adjustment) may be issued in Awards other than Stock Options.

    In addition to the Awards granted to Recipients, as of each annual meeting of the stockholders of the Company, each director of the Company who is not an employee of the Company or a subsidiary of the Company, including newly elected Directors, (each an "Outside Director") shall be granted a Stock Option to purchase 4,000 shares of Common Stock (a "Director Stock Option"). Director Stock Options shall vest one year from the date of grant, shall have a term of ten (10) years, and must be exercised prior to the first anniversary of the Outside Director's termination of service as a Director.

    Additionally, in connection with the exercise of a Stock Option (other than a Director Stock Option), if a Recipient exercises such Stock Option by surrendering other shares of Common Stock (as discussed in PRICING AND MARKET VALUE RESTRICTIONS), the Committee may grant an additional Stock Option for the number of shares of Common Stock so surrendered and also for the number of shares withheld or tendered to satisfy tax withholding requirements (a "Reload Stock Option"). Any Reload Stock Option shall become exercisable upon such terms and conditions as the Committee shall determine, but the exercise price shall not be less than the market value of the shares of Common Stock on the date of the exercise of such prior Stock Option and the term shall not extend beyond the expiration of the prior Stock Option.

    The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it, provided, however, an Award of Restricted Shares may not vest in less than three years from its grant. The Committee may determine that the vesting of any Award shall be accelerated in the event of a change of control of the Company. The Committee also may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine. Additionally, the Committee may determine the term of a Stock Option or other Award, provided no Stock Option or other Award shall have a term of greater than ten (10) years.

    In addition, the Committee may require a Recipient to refund to the Company the value of an Award realized by a Recipient, if the Recipient accepts employment with a competitor of the Company or a subsidiary of the Company within six (6) months of such realization. In the case of a Stock Option, a Recipient shall be deemed to realize its value upon the exercise of the Stock Option and its value shall be an amount equal to the excess of the market value of the shares of Common Stock received as of the date of the exercise over the exercise price paid for such shares. In the case of all other Awards, a Recipient shall be deemed to realize their value upon the payment (in cash or stock) of the Award and its value shall be the amount of any cash received plus an amount equal to the market value of the shares of Common Stock received in connection with the Award. The market value of shares shall be the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date of realization, or if such closing price is not reported on such date, the last reported closing price.

    The Committee and the Board of Directors, respectively, shall have the power to specify the form of Award contracts and Director Stock Option agreements to be granted from time to time pursuant to and in accordance with the 1998 Plan and such contracts shall be final, conclusive and binding. No Recipient or Outside Director shall have any rights as a stockholder of the Company with respect to Awards or Director Stock Options unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient or Outside Director.

    The Company shall have the right to deduct from all Awards paid in cash any federal state local or foreign taxes required by law to be withheld with respect to such Awards, and with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of the Common Stock to satisfy all or part of such withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

PAYMENT OF TARGET AWARDS

    The payment under any Target Award shall be contingent upon the attainment of one or more pre-established performance goals established by the Committee in writing within ninety (90) days of the commencement of a performance period designated by the Committee (the "Target Award Performance Period") (or in the case of a newly hired Recipient, before 25% of such Recipient's service for such Target Award Performance Period has elapsed). Such performance goals shall be based upon one or more of the following performance-based criteria: earnings per share of the Common Stock, the Company's return on net assets, equity, or revenues, or the Company's cash flow, book value, Common Stock performance or price-earnings ratio. The Committee, in its discretion, may cancel or decrease an earned Target Award, but, except as otherwise permitted by the Treasury Regulations, may not, under any circumstances, increase such Award. The maximum amount which any Recipient may be paid under a Target Award is $2,000,000 per calendar year. The Committee may, in its discretion, decrease this maximum, but, except as otherwise permitted under the Treasury Regulations, may not, under any circumstances, increase this maximum. Before payments are made under a Target Award, the Committee shall certify in writing that the performance goals justifying the payment under the Target Award have been met.

PRICING AND MARKET VALUE RESTRICTIONS

    The amounts of certain Awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each Stock Option granted under the 1998 Plan (including Director Stock Options) shall not be less than the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the Stock Option is granted or if such closing price is not reported on the date of grant, the last reported closing price. The exercise price for each Stock Option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 1998 Plan. The base value per share of Common Stock covered by an Award in the form of a stock appreciation right shall be not less than the market value of one share of Common Stock on the initial day of the performance period for such stock appreciation right . Other than pursuant to the anti-dilution provisions of the 1998 Plan, no Stock Option may be re-priced to a lesser price without approval of the stockholders
of the Company. On            , 1998, the last reported sale price of the Common
Stock on The New York Stock Exchange was $            per share.

    Payment for exercise of any Stock Option, including Director Stock Options, shall be made (a) in cash, (b) by delivery of Common Stock having a market value equal to the aggregate exercise price, (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate exercise price, or (d) by a cashless exercise upon such terms and conditions as the Committee, it its sole and absolute discretion, shall determine. The Committee may, in its discretion, include within any Stock Option agreement (other than an agreement covering a Director Stock Option), a provision entitling the Recipient to a Reload Stock Option in the event that shares of Common Stock are surrendered for payment of the exercise price.

EMPLOYMENT

    With respect to Awards granted to Recipients who are employees of the Company or its subsidiaries, the Committee shall require that a Recipient must be an employee of the Company or a subsidiary (or have retired) at the time an Award becomes vested and may provide for the termination of any such outstanding Award if a Recipient ceases to be an employee of the Company or a subsidiary or an Outside Director, and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole and absolute discretion, deems advisable. Notwithstanding the foregoing, the Committee shall have the sole power to determine the date of, and the circumstances which shall constitute, a cessation of employment (including whether the spin-off of a subsidiary constitutes a cessation of employment of employees who continue in the employ of the spun-off company) and to determine whether such cessation is the result of retirement, death or any other reason.

    No Award shall be construed as imposing upon the Company or a subsidiary the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

ANTI-DILUTION PROTECTION

    In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards and Director Stock Options or any other provisions of the 1998 Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the 1998 Plan or the number of shares of Common Stock subject to an outstanding Award or Director Stock Option. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors may make such arrangements it deems advisable with respect to outstanding Awards or Director Stock Options, which shall be binding upon Recipients and Outside Director Recipients, including, but not limited to, the substitution of any new Awards or Director Stock Options then outstanding, the assumption of any such Awards or Director Stock Options and the termination of, or payment for, such Awards or Director Stock Options. In the absence of any of the foregoing transactions, Stock Options may not be re-priced to a lower price without approval of the stockholders of the Company.

ASSIGNABILITY

    No Award granted pursuant to the 1998 Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her. Notwithstanding the foregoing, the Committee specifically may designate that a Stock Option may be transferred to a family member, a trust established primarily for the benefit of a family member, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such Stock Option so transferred shall be subject to the provisions of the 1998 Plan concerning the exercisability during such transferor's employment or service as Director.

REGISTRATION

    Each Award and Director Stock Option shall be subject to the requirement that if at any time the Committee (or in the case of a Director Stock Option, counsel for the Company) shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options or other securities thereby covered, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or Director Stock Option or the purchase of shares thereunder, the Award or Director Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its sole discretion, deems unacceptable.

FEDERAL INCOME TAX CONSEQUENCES

    The Company has been advised by its counsel that the federal income tax consequences of the grant and/or exercise of Awards and Director Stock Options under the 1998 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the Awards. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the Awards, and the ownership and disposition of any underlying securities.

        COMMON STOCK AWARDS; RESTRICTED SHARES. Under the Code, the federal income tax consequence to the recipient of an Award of Common Stock or Restricted Shares will depend on the facts and circumstances of each such Award, and, in particular, the nature of the restrictions imposed with respect to the shares of stock which is the subject of such Award. In general, if the shares which are the subject of the Common Stock or Restricted Share Awards are actually issued to the Recipient but is subject to a "substantial risk of forfeiture," e.g., if the rights to ownership of the shares are conditioned upon the future performance of substantial services by the Recipient, a taxable event occurs only when the risk of forfeiture ceases and not before. So long as the sale of stock at a profit could subject the Recipient to suit under Section 16(b) of the Securities Exchange Act of 1934, the shares are considered to be subject to a "substantial risk of forfeiture." At such time as the substantial risk of forfeiture ceases, the Recipient will realize ordinary income to the extent of the excess of the fair market value of the shares of stock on the date the risk of forfeiture terminates over the Recipient's cost of such shares (if any), and the same amount is deductible by the Company as compensation. Under certain circumstances, the Recipient, by making an election under Section 83(b) of the Code, can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and the Company's deduction will be measured and timed as of the date the stock is deemed, for Section 83(b) purposes, to have been transferred to the Recipient. If the restrictions with respect to the stock which is the subject of such a Common Stock or Restricted Share Award, by their nature, do not subject the recipient to a "substantial risk of forfeiture" of the stock, then the recipient will realize ordinary income with respect to the stock to the extent of the excess, at the time of grant, of the fair market value of the stock over the Recipient's cost therefor, if any; and the same amount is then deductible by the Company.

        Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of the receipt of the Restricted Shares, if the Recipient elects to be taxed on the fair market value upon such receipt). Dividends received by a Recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the Recipient has elected to be taxed on the fair market value of the Restricted Shares upon receipt, in which case they will thereafter be taxable to the Recipient as dividends and will not be deductible by the Company.

        INCENTIVE STOCK OPTIONS. The 1998 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A Recipient who is granted an Incentive Stock Option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the Incentive Stock Option. However, the excess of the fair market value of the Common Stock received upon the exercise of the Incentive Stock Option over the exercise price is included in the recipient's alternative minimum taxable income and may be subject to alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired upon the exercise of the Incentive Stock Option is increased by the amount of such excess ("AMT Basis").

        If the Recipient disposes of the shares purchased pursuant to the Incentive Stock Option more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the Recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares so issued. For AMT purposes, the gain is the difference between the sales price and the AMT Basis. If the holding period requirements are not met, any gain realized upon disposition of the shares will be taxed as ordinary income to the extent of the excess of the lesser of (i) the fair market value of the shares at the time of exercise, or (ii) the amount, if any, realized on the disposition, over the exercise price. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the Recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the shares. For AMT purposes, the gain is the difference between the sales price and the AMT Basis.

        NONQUALIFIED STOCK OPTIONS. The Recipient of a nonqualified stock option under the 1998 Plan will not recognize any income for federal income tax purposes on the grant of the Stock Option. Generally, on the exercise of the Stock Option, the Recipient (or the Outside Director in the case of a Director Stock Option) will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the Recipient. Upon disposition of the shares purchased pursuant to the Stock Option, the Recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.

        STOCK APPRECIATION RIGHTS. A Recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the stock appreciation rights. Upon the exercise of a stock appreciation right, (a) the Recipient will recognize ordinary income equal to the amount received (the increase from the per share base line exercise value established on the date of grant to the per share fair market value of the Common Stock on the date of exercise, multiplied by the number of shares subject to the stock appreciation right); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the Recipient.

        PERFORMANCE SHARES AND PERFORMANCE UNITS. A Recipient of performance shares or performance units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares or units. The Recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance shares or units in an amount equal to the sum of the amount of cash received plus the excess, if any, of the fair market value of the performance shares or units on the date received over the Recipient's cost of such performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares or units by the Recipient in an amount equal to the ordinary income recognized by the Recipient. Upon disposition of any shares received, the Recipient will recognize long-term or short-term gain or loss depending upon the period for which he or she has held the shares in an amount equal to the difference between the selling price and the fair market value of the shares on the date of receipt.

        TARGET AWARDS. Section 162(m) of the Code provides that compensation paid to certain highly compensated executives of public companies is not deductible to the extent such compensation paid to any such executive exceeds $1 million per year (the "$1 million deduction limitation"). However, compensation which qualifies as "performance-based compensation" within the meaning of the regulations under Section 162(m) is exempt from the $1 million deduction limitation. Payments under the Target Awards are intended to qualify as "performance-based compensation" so that they will not be subject to the $1 million deduction limit.

AMENDMENTS AND TERMINATION

    The Board of Directors of the Company shall have the right at any time during the continuance of the 1998 Plan to amend, modify, supplement, suspend or terminate the 1998 Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of the stockholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the 1998 Plan, unless such increase is by reason of any change in capital structure, (ii) change the termination date of the 1998 Plan, or (iii) delete or amend the market value restrictions contained in the 1998 Plan, and provided further, that no amendment, modification or termination of the 1998 Plan shall in any manner affect any previously granted Award or Director Stock Option without the consent of the Recipient or the Outside Director, as the case may be, unless such amendment, modification or termination is by reason of any change in capital structure or unless the same is by merger, consolidation, reorganization, liquidation or similar occurrence.

    Awards and Director Stock Options may be granted at any time prior to March 5, 2008, on which date the 1998 Plan will terminate except as to Awards and Stock Options then outstanding thereunder, which Awards and Stock Options shall remain in effect until they have expired according to their terms or until March 5, 2018, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

AWARDS TO BE GRANTED UNDER THE 1998 PLAN

    Set forth in the Proxy Statement under the section entitled "Executive Compensation" is information concerning the type and amount of grants under the 1997 Plan made to eligible employees and Outside Directors of the Company. Pursuant to the 1998 Plan, each Outside Director will receive a Director Stock Option to purchase 4,000 shares of Common Stock annually on April 30. The Board of Directors also intends to pay the Outside Director's annual retainer ($25,000 for 1998) by the issuance of Awards of either Common Stock or Stock Options. The exact types and amounts of any other Awards to be made by the Committee in the future to any eligible employees or Outside Directors pursuant to the 1998 Plan are not presently determinable. As a result of the discretionary nature of the 1998 Plan, it is not possible to state who the Recipients of Awards under the Plan will be, the numbers of Stock Options or other Awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under the 1998 Plan. The Committee presently expects that Awards of Stock Options and Target Awards will be made if the 1998 Plan is approved by the stockholders, but the eligible Recipients to whom such Stock Options and Target Awards will be granted are not yet determinable. In the exercise of its discretion under the 1998 Plan, the Committee may choose to grant other types of Awards under such Plan or may choose to grant no Awards under such Plan.

INTEREST IN THE 1998 PLAN

    Because of their status as executive officers or Outside Directors of the Company (and, in some cases, as nominees for election as directors of the Company), and due to their eligibility for the grant of Awards under the 1998 Plan, the executive officers and Outside Directors may be considered to have a direct interest in the approval of the 1998 Plan by the stockholders of the Company. The executive officers of the Company are: Shannon Allen, Ronald de Heer, Mark Dermott, Robert Evans, Kenneth Kilburn, III, Roy G. Krause, Robert Livonius, Raymond Marcy, Gary Peck, Mark W. Smith and John B. Smith. The Company's Outside Directors are: Steven S. Elbaum, William F. Evans, Jerome B. Grossman, Cinda A. Hallman, J. Ian Morrison and A. Michael Victory. Neither the 1998 Plan nor any Award or Director Stock Option granted thereunder confers any right upon a person to continue as a director or executive officer of the Company or interferes in any way with either the right of the Board of Directors or stockholders of the Company to terminate the directorship or employment of a person or the person's right to terminate his or her directorship or employment at any time.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    The Board of Directors believes that the 1998 Plan will promote the interests of the Company and its stockholders and enable the Company and its subsidiary corporations to continue to attract, retain and reward persons important to the Company's success. The 1998 Plan is designed to enhance the identity of the interests of the plan participants with the interests of the Company's stockholders. As such, the Board of Directors believes that the 1998 Plan is in the best interests of the Company and its stockholders. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 1998 PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

OTHER INFORMATION

    Information as to certain benefit plans currently in effect or proposed for directors, officers and employees of the Company is set forth in the sections of this proxy statement entitled, "DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS" and "EXECUTIVE COMPENSATION."

                               NEW PLAN BENEFITS

    The following table sets forth certain information concerning stock options to be granted to Outside Directors pursuant to the 1998 Plan. Because of the discretionary nature of the 1998 Plan, the exact type and quantity of Awards to be granted to any eligible employees pursuant to the 1998 Plan are not presently determinable.

                         1998 STOCK INCENTIVE PLAN (1)

                                                                                            NUMBER OF SECURITIES
NAME AND POSITION                                                                         UNDERLYING OPTION GRANTS
----------------------------------------------------------------------------------------  -------------------------
Non-Executive Director Group (2)........................................................             28,000

------------------------

(1) See discussion under "APPROVAL OF THE 1998 STOCK INCENTIVE PLAN."

(2) All current directors who are not officers as a group. The value of each Director Stock Option is not determinable until the date of the annual meeting of Company stockholders and thus, is not set forth above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. Officers Shannon C. Allen, Robert E. Livonius and Roy G. Krause each filed late one (1) time during the fiscal year ended December 26, 1997, the late filing in each instance involved eight (8) transactions. Officer Mark Dermott filed late one (1) time during the fiscal year ended December 26, 1997, which involved two (2) transactions.

Officer Gary Peck filed late two (2) times during fiscal year ended December 26, 1997, which involved a total of ten (10) transactions. Director Ray Marcy filed late one (1) time during the fiscal year ended December 26, 1997, which involved a total of eight (8) transactions. Officer Mark W. Smith filed late one (1) time during the fiscal year ended December 26, 1997, which involved one (1) transaction. Except as stated above, to the Company's knowledge, based on a review of copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required, during the fiscal year ended December 26, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                             STOCKHOLDER PROPOSALS

    Recommendations to the Nominating Committee for nominees to be elected to the Board of Directors and proposals of stockholders intended to be presented at the next Annual Meeting scheduled to be held in May or June, 1999, must be submitted in writing to the Secretary of Interim Services Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Stockholder recommendations and proposals must be received by the Secretary no later than December 31, 1998, in order to be included in next year's Proxy Statement and Proxy Card.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting it is intended that the persons named in the proxy will vote according to their best judgment.

    The Annual Report To Stockholders of the Company for the twelve months ended December 26, 1997 (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 17, 1998, except for accounts where the stockholder had filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of March 17, 1998. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE ANNUAL REPORT ON FORM 10-K FOR THE TWELVE MONTHS ENDED DECEMBER 26, 1997, FILED WITH THE COMMISSION (the "Form 10-K"), BUT WITHOUT EXHIBITS TO THE FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE, UPON REQUEST TO:

Deirdre Skolfield

Manager, Investor Relations

Interim Services Inc.

2050 Spectrum Boulevard

Fort Lauderdale, Florida 33309

                                          By Order of the Board of Directors

                                          John B. Smith, SECRETARY

March 24, 1998

                                                                       EXHIBIT A

                                  AMENDMENT OF
                              RESTATED CERTIFICATE
                   OF INCORPORATION OF INTERIM SERVICES INC.

    1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph and subparagraph (i) of ARTICLE FOURTH of the Restated Certificate of Incorporation in their present form and substituting therefor a new first paragraph and subparagraph (i) of ARTICLE FOURTH in the following form:

           FOURTH: The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 102,500,000 divided into two classes as follows:

           (i) 100,000,000 shares of a class designated Common Stock, with a par value of $0.01 per share; and

    2. The remainder of the Restated Certificate of Incorporation of Interim Services Inc. is hereby ratified and remains in full force and effect.

                                                                       EXHIBIT B

                             INTERIM SERVICES, INC.
                           1998 STOCK INCENTIVE PLAN

    1. PURPOSES. The purposes of this Interim Services, Inc. 1998 Stock Incentive Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of Interim Services, Inc. and its Subsidiary corporations, and to assist all such entities in attracting and retaining executives and other key employees with experience and ability; to attract and retain experienced and qualified directors who are not employees of the Company or any Subsidiary; and to secure for the Company and its stockholders the benefit of stock ownership in the Company by those employees and directors.

    2.  DEFINITIONS.

        (a) "Award" means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options (including Reload Stock Options), Stock Appreciation Rights, Performance Shares, Performance Units or Target Awards (but shall not mean a Director Stock Option).

        (b) "Board of Directors" means the Board of Directors of the Company.

        (c) "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        (d) "Company" means Interim Services, Inc., a Delaware corporation.

        (e) "Director" means a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary.

        (f) "Director Stock Option" means a Stock Option granted pursuant to
    Section 11.

        (g) "Incentive Stock Option" means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code.

        (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        (i) "Outside Director" means a Director who is not an employee of the Company or a Subsidiary.

        (j) "Outside Director Recipient" means an Outside Director who has been granted a Director Stock Option.

        (k) "Performance Period" means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

        (l) "Performance Share" means the right to receive, upon satisfying designated performance goals for a Performance Period, shares of Common Stock.

        (m) "Performance Unit" means the right to receive, upon satisfying designated performance goals within a Performance Period, Performance Shares, cash, or a combination of cash and Performance Shares, based upon the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

        (n) "Plan" means this Interim Services, Inc. 1998 Stock Incentive Plan, as the same may be amended from time to time.

        (o) "Recipient" means someone who has been granted an Award under the Plan and is either (i) an employee of the Company or a Subsidiary, (ii) a Director, (iii) a person who has agreed in writing to become an employee of the Company or a Subsidiary within thirty (30) days, or (iv) a consultant or advisor who has rendered bona fide services to the Company or a Subsidiary not in connection with the offer or sale of securities in a capital-raising transaction.

        (p) "Reload Stock Option" means an additional Stock Option (other than a Director Stock Option) granted either in connection with, or (except in the case of Incentive Stock Options) after, the grant of a prior Stock Option, entitling the Recipient to such additional Stock Option in the event the Recipient exercises such prior Stock Option by surrendering other shares of Common Stock in accordance with Section 12. Any such Reload Stock Option shall be for the number of shares of Common Stock surrendered but may also include the number of shares tendered or withheld for taxes in accordance with Section 18, shall become exercisable upon such terms and conditions as the Committee shall determine, but (i) the purchase price shall not be less than the market value of the shares of Common Stock on the date of exercise of such prior Stock Option, and (ii) the term shall not extend beyond the expiration of the prior Stock Option.

        (q) "Restricted Share" means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

        (r) "Stock Appreciation Right" means the right to receive, upon exercise of a Stock Appreciation Right granted under the Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of the shares of Common Stock covered by such Stock Appreciation Right on the date of exercise over the base line exercise value established on the initial day of a Performance Period for such Stock Appreciation Right.

        (s) "Stock Option" means the right to purchase shares of the Company's Common Stock upon exercise of an option granted under the Plan, including a Director Stock Option.

        (t) "Subsidiary" means a subsidiary of the Company controlled directly or indirectly by the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended, and such subsidiaries divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

        (u) "Target Award" means an Award, other than a Stock Option or Stock Appreciation Right, the payment under which is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and the regulations thereunder.

        (v) "Target Award Performance Period" means the performance period over which a Target Award is earned.

    3.  ADMINISTRATION OF THE PLAN.

        (a) The Plan shall be administered by a Compensation Committee (the "Committee") consisting of not less than two (2) Outside Directors of the Company each of whom qualifies as an "Outside Director" under Treasury Regulation Section 1.162-27(e)(3) and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors, if the Board of Directors has not appointed a Committee.

        (b) Subject to the powers herein specifically reserved to the Board of Directors, the Committee shall have full power and authority to determine which Recipients shall receive Awards, to construe, interpret and administer the Plan and, subject to the other provisions of the Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the stockholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under the Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt such rules and regulations for the carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards. Notwithstanding the foregoing, the Board of Directors shall have authority to determine which Directors shall receive Awards and the terms and conditions of such Awards. In addition, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant Awards to Recipients who are not subject to Section 16(a) of the Securities Act of 1933, as amended.

        (c) The payment under any Target Award shall be contingent upon the attainment of one or more pre-established performance goals established by the Committee in writing within ninety (90) days of the commencement of the Target Award Performance Period (or in the case of a newly hired Recipient, before 25% of such Recipient's service for such Target Award Performance Period has elapsed). Such performance goals will be based upon one or more of the following performance-based criteria: earnings per share of the Common Stock, the Company's return on net assets, equity, or revenues, or the Company's cash flow, book value, Common Stock performance or price-earnings ratio. The Committee, in its discretion, may cancel or decrease an earned Target Award, but, except as otherwise permitted by Treasury Regulation Section 1.162-27(e)(2)(iii)(C), may not, under any circumstances, increase such award. The maximum amount which any Recipient may be paid under a Target Award is $2,000,000 per calendar year. The Committee may, in its discretion, decrease this maximum, but, except as otherwise permitted under Treasury Regulation Section 1.162-27(e)(2)(iii)(C), may not, under any circumstances, increase this maximum. Before payments are made under a Target Award, the Committee shall certify in writing that the performance goals justifying the payment under Target Award have been met.

    4. ELIGIBILITY. Awards may be granted to any Recipient. Provided, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of such Subsidiary (or such other level of stock ownership as may from time to time be set forth in Section 424(c) of the Internal Revenue Code). No member of the Committee (other than an ex officio member) shall be eligible for grants of Awards under the Plan by the Committee, although such member may be eligible for grants of Director Stock Options or for Awards granted by the Board of Directors.

    5.  STOCK SUBJECT TO THE PLAN.

        (a) The total number of shares of Common Stock issuable under this Plan may not exceed an aggregate of 1,500,000 shares plus the number of unused shares under the Interim Services, Inc. 1997 Long Term Executive Compensation Plan and Outside Directors' Stock Option Plan, (2,006,108 in the aggregate), subject to adjustment pursuant to Section 16 pertaining to a change in capital structure, and subject to increase as provided in Sections 5(d) and 5(e). Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. All of such shares may be issued or issuable under this Plan in connection with the exercise of Incentive Stock Options, provided that not more than 2,006,108 may used to grant Incentive Stock Options subject to adjustment pursuant to Section 16 pertaining to a change in capital structure, and subject to increase as provided in Section 5(e).

        (b) Not more than 2,00,610 (subject to adjustment pursuant to Section 16 pertaining to a change in capital structure) may be issued in Awards other than Stock Options.

        (c) Shares of Common Stock reserved for issuance pursuant to previously granted Awards or Director Stock Options which are not actually issued pursuant to such Award or Director Stock Option pursuant to this Plan (due to forfeiture, cancellation, lapse, surrender, payment of withholding taxes or otherwise) shall be available for future Awards or Director Stock Options.

        (d) Shares of Common Stock reserved for issuance pursuant to previously granted stock options under any other plan of the Company for the benefit of employees or Directors which has been approved by the stockholders of the Company, and which are not actually issued pursuant to such stock option (due to forfeiture, cancellation, lapse, surrender, payment of withholding taxes or otherwise) shall be available for future Awards or Director Stock Options.

        (e) In the event that (i) a Stock Option (or a stock option granted under any other stock option plan of the Company for the benefit of employees or Directors which has been approved by the stockholders of the Company) is exercised by tendering shares of Common Stock already owned, or
    (ii) shares of Common Stock already owned are tendered to satisfy tax withholding requirements, the shares of Common Stock so tendered shall be added to the total number of authorized shares hereunder, but such shares so added in respect of a stock option granted under another plan of the Company shall not be available for grants of Incentive Stock Options.

        (f) The maximum number of shares of Common Stock with respect to which Stock Options and
    Stock Appreciation Rights may be granted to any Recipient during any three
    (3) calendar years is 1,000,000 shares.

    6.  AWARDS.

        (a) Awards under the Plan may include shares of Common Stock, Restricted Shares, Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Target Awards.

        The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company it may select as a condition to the receipt of the Award

    7. VESTING REQUIREMENTS AND OTHER CONTINGENCIES. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it, except that an award of Restricted Shares shall not vest prior to the expiration of three (3) years from the date of grant. However, the Committee may accelerate the vesting of any Award upon a "Change of Control of the Company" as such term may be defined in the Award agreement. In addition, the Committee may require a Recipient to refund to the Company the value of an Award realized by a Recipient, if the Recipient accepts employment with a competitor of the Company or a subsidiary of the Company within six (6) months of such realization. In the case of a Stock Option, a Recipient shall be deemed to realize its value upon the exercise of the Stock Option and its value shall be an amount equal to the excess of the market value of the shares of Common Stock received as of the date of the exercise over the exercise price paid for such shares. In the case of all other Awards, a Recipient shall be deemed to realize their value upon the payment (in cash or stock) of the Award and its value shall be the amount of any cash received plus an amount equal to the market value of the shares of Common Stock received in connection with the Award. The market value of shares shall be the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date of realization, or if such closing price is not reported on such date, the last reported closing price.

    8. DEFERRED PAYMENT. The Committee, or in the case of Awards to Outside Directors, the Board of Directors, may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, (i) shall be deferred, or (ii) at the election of such Recipient, may be deferred. Deferrals shall be for such periods and upon such terms as the Committee, or in the case of Awards to Outside Directors, the Board of Directors, may determine.

    9. CONTINUATION OF EMPLOYMENT. With respect to Awards granted to employees, the Committee shall require that (a) Awards may only be granted to Recipients, and (b) a Recipient must be an employee of the Company or a Subsidiary (or must have retired with the approval of the Company or a Subsidiary) at the time an Award becomes vested. Notwithstanding the foregoing, the Committee shall have the sole power to determine the date of and the circumstances which shall constitute a cessation of employment (including whether the spin-off of a Subsidiary constitutes a cessation of employment of employees who continue in the employ of Subsidiary subject to such spin-off) and to determine whether such cessation is the result of retirement, death or any other reason. The Committee may provide for the termination of any such outstanding Award if a Recipient ceases to be an employee of the Company or a Subsidiary or a Director and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole and absolute discretion, deems advisable.

    10. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company or a Subsidiary the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

    11. DIRECTOR STOCK OPTIONS. As of each annual meeting of the stockholders of the Company, each continuing Outside Director serving on the Company's Board of Directors (including newly elected Outside Directors) shall be granted a stock option to purchase 4,000 shares of Common Stock ( a Director Stock Option). Director Stock Options shall vest on the first anniversary of the date of grant, shall have a term of ten (10) years, and must be exercised prior to the first anniversary of the Outside Director's termination of service as a Director.

    12. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall not be less than the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the Stock Option or Incentive Stock Option is granted or if such closing price is not reported on the date of grant, the last reported closing price. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price, or (d) by a cashless exercise upon such terms and conditions as the Committee, in its sole and absolute discretion, shall determine. The Committee may, in its discretion, include within any Stock Option agreement (other than an agreement covering a Director Stock Option), a Reload Stock Option provision.

    13. STOCK APPRECIATION RIGHT VALUE. The base line exercise value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be not less than the market value of one share of Common Stock on the initial day of a Performance Period for such Stock Appreciation Right.

    14. REGISTRATION OF STOCK. Each Award and each Director Stock Option shall be subject to the requirement that if at any time the Committee (or, in the case of a Director Stock Option, counsel for the Company) shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or Stock Option or the purchase of shares thereunder, the Award or Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its sole discretion, deems unacceptable.

    15. ASSIGNABILITY. No Award or Director Stock Option shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution (subject, in the case of Director Stock Options, to such restrictions as may be imposed pursuant to Section 11) and during the lifetime of the Recipient shall be exercisable or payable only by him or her. Notwithstanding the forgoing, the Committee may permit a Recipient of a Stock Option (other than an Incentive Stock Option) or an Outside Director Recipient, to transfer such Stock Option to any one or more of the following: such Recipient's or Outside Director Recipient's family member, a trust established primarily for the benefit of a family member, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such Stock Option so transferred shall be subject to the provisions of
Section 9 or 11 as the case may be, concerning the exercisability during such transferor's employment or service as a Director.

    16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including, but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards and Director Stock Options or any other provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award or Director Stock Option. In the absence of any of the foregoing transactions, in no event will Stock Options be re-priced to a lower price without approval of the stockholders of the Company.

    17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. The Board of Directors may make such arrangements it deems advisable with respect to outstanding Awards or Director Stock Options in connection with any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, which arrangements shall be binding upon Recipients of outstanding Awards and all Outside Director Recipients, including, but not limited to, the substitution of any new Awards or Director Stock Options then outstanding, the assumption of any such Awards or Director Stock Options and the termination of or payment for such Awards or Director Stock Options.

    18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards paid hereunder in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to tender shares of Common Stock to the Company, or have the Company withhold shares of Common Stock, to satisfy all or part of any such withholding obligations, with the value of such tendered or withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

    19. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient or Outside Director Recipient.

    20. FUNDING THE PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

    21. AWARD CONTRACTS AND STOCK OPTION AGREEMENTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Recipients. The Board of Directors shall have the power to specify the form of Director Stock Option agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Outside Director Recipients. No Recipient or Outside Director Recipient shall have any rights as a holder of Common Stock with respect to Awards or Director Stock Options hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient or to the Outside Director Recipient.

    22. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines from time to time as the Board deems necessary.

    23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of the stockholders of the Company, no such amendment, modification or supplement shall
(i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in
Section 24, or (iii) delete or amend the market value restrictions contained in Sections 12 and 13 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award or Director Stock Option of any kind theretofore granted under the Plan without the consent of the Recipient of the Award or the Outside Director Recipient, as the case may be, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

    24. TERMINATION. The Committee may grant Awards and Director Stock Options at any time prior to March 5, 2008, on which date this Plan will terminate except as to Awards and Stock Options then outstanding hereunder, which Awards and Director Stock Options shall remain in effect until they have expired according to their terms or until March 5, 2018, whichever first occurs. No Stock Option shall be exercisable later than ten (10) years following the date it is granted and no other Award shall have a term of more than ten (10) years.

    25. APPROVAL. The Plan was adopted by the Board of Directors on March 5, 1998 subject to the approval of the stockholders of the Company. The Plan shall take effect upon due approval of the stockholders of the Company.